F&L Draft 7-6-2021

A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2021

SKYLINE CHAMPION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	001-04714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	755 West Big Beaver Road, Suite 1000 Troy, MI	48084
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 614-8211

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SKY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On July 7, 2021, Skyline Champion Corporation (the “Company”) and Champion Home Builders, Inc. (the “Borrower”) entered into that certain Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the other financial institutions party thereto (the “Credit Agreement”), providing for a $200.0 million revolving credit facility (the “Revolving Credit Facility”), including a $45.0 million letter of credit sub-facility. The Credit Agreement amends and restates and replaces in its entirety the Company’s existing $100.0 million revolving credit facility. The Revolving Credit Facility may be utilized for working capital, capital expenditures, permitted acquisitions, permitted restricted payments and other general corporate purposes. The Revolving Credit Facility matures on July 7, 2026, and has no scheduled amortization.

The interest rate under the Revolving Credit Facility adjusts based on the consolidated total net leverage ratio of the Company and its subsidiaries. For the first full fiscal quarter following the closing of the Revolving Credit Facility, the annual interest rate will be LIBOR plus 1.125% or ABR plus 0.125% at the election of the Borrower. Thereafter, the interest rate will adjust based on the consolidated total net leverage ratio of the Company and its subsidiaries from a high of LIBOR plus 1.875% and ABR plus 0.875% when the consolidated total net leverage ratio is equal to or greater than 2.25 to 1.00, to a low of LIBOR plus 1.125% and ABR plus 0.125% when the consolidated total net leverage ratio is below 0.50 to 1.00. In addition, for the first full fiscal quarter following the closing under the Revolving Credit Facility, the commitment fee rate will be 0.15%. Thereafter, the Borrower will be obligated to pay a commitment fee ranging between 0.30% and 0.15% (depending on the consolidated total net leverage ratio) in respect of unused commitments under the Revolving Credit Facility.

The Revolving Credit Facility is guaranteed, on a joint and several basis, by the Company, the Borrower, and each of the Company’s material wholly-owned U.S. subsidiaries (subject to certain exceptions) (the “Subsidiary Guarantors”) and is secured by a first priority security interest in substantially all of the Company’s, the Borrower’s, and the Subsidiary Guarantors’ assets (subject to certain exceptions, including, without limitation, real property).

Optional prepayments under the Revolving Credit Facility are permitted, in whole or in part, without premium or penalty (except LIBOR breakage costs). The Revolving Credit Facility requires mandatory prepayments, without any corresponding permanent reduction in revolving commitments, (a) subject to the right of reinvestment and certain other exceptions, in amounts equal to 100% of the net cash proceeds from certain asset sales and casualty and condemnation events and (b) subject to certain exceptions, in amounts equal to 100% of the net cash proceeds of certain indebtedness, the incurrence of which was not permitted under the Revolving Credit Facility at the time incurred.

Subject to certain conditions and requirements set forth in the Revolving Credit Facility, the Borrower may request one or more increases in the commitments under the Revolving Credit Facility up to an unlimited additional amount if, on a pro forma basis after the incurrence of such amount, the consolidated total net leverage ratio as of the last day of the most recently ended test period does not exceed 3.25 to 1.00.

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants (including restrictions, subject to customary exceptions, qualifications, and baskets, on the ability of the Company and its subsidiaries to incur additional indebtedness, issue certain types of stock, pay dividends or distributions on, redeem, repurchase, or retire capital stock, make payments on, or redeem, repurchase, or retire indebtedness, make investments, loans, advances, or acquisitions, enter into sale and leaseback transactions, engage in transactions with affiliates, create liens, transfer, or sell assets, guarantee indebtedness, create restrictions on the payment of dividends or other amounts from their subsidiaries, and consolidate, merge, or transfer all or substantially all of the assets of the Company and its subsidiaries taken as a whole), and events of default.

In addition, the Credit Agreement includes (i) a maximum consolidated total net leverage ratio of 3.25 to 1.00, subject to an upward adjustment to 3.75 to 1.00 for the subsequent four fiscal quarters upon the consummation of a material acquisition, provided there are at least two fiscal quarters not subject to such upward adjustment before a subsequent material acquisition may result in a subsequent upward adjustment, and (ii) a minimum interest coverage ratio of 3.00 to 1.00.

The description of the Credit Agreement set forth above is qualified in all respects by reference to the Credit Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On July 7, 2021, that certain Credit Agreement, dated as of June 5, 2018, by and among the Company, the Borrower, Citizens Bank, N.A., as administrative agent and collateral agent, and the other financial institutions party thereto (the “Existing Credit Agreement”), was amended and restated and replaced in its entirety by the Credit Agreement. The material terms of the Existing Credit Agreement are set forth in Exhibit 10.1 of the Company’s Current Report on Form 8-K filed June 6, 2018 and are incorporated herein by reference. The Existing Credit Agreement was scheduled to mature on June 5, 2023.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The Board of Directors of Skyline Champion Corporation (the “Company”) amended and restated the Company’s bylaws to reflect the change in designation of the Principal Office. Section 4 of the Company’s Amended and Restated Bylaws now reads as follows:

Section 4. Principal Office. The principal officer (the “Principal Office”) of the Corporation shall be 755 W. Big Beaver Road, Suite 1000, Troy, Michigan 48084, or such other place as shall be determined by resolution of the Board.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of July 7, 2021, by and among Skyline Champion Corporation, Champion Home Builders, Inc., Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the other financial institutions party thereto.

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyline Champion Corporation

Date: July 13, 2021	By:	/s/ Robert Spence
Robert Spence
Senior Vice President, General Counsel and Secretary